SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 18, 2006

Morgan Stanley
(Exact Name of Registrant
as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-11758 (Commission File Number)	36-3145972 (IRS Employer Identification No.)

1585 Broadway, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On September 18, 2006, the Board of Directors of Morgan Stanley appointed Charles E. Phillips, Jr. to its Audit Committee, effective September 19, 2006, at which time the number of members of that committee increased from three to four.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MORGAN STANLEY
(Registrant)

Date:	September 21, 2006	By:	/s/ William J. O’Shaughnessy, Jr.

			Name:	William J. O’Shaughnessy, Jr.
			Title:	Assistant Secretary